SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   December 26, 2002

TTM TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington (State or Other Jurisdiction of Incorporation)	0-31285 (Commission File Number)	91-1033443 (IRS Employer Identification No.)

17550 N.E. 67th COURT REDMOND, WASHINGTON (Address of principal executive offices)	98052 (Zip Code)

Registrant’s telephone number, including area code:   (425) 883-7575

Item 2. Acquisition of Assets

     On December 26, 2002, TTM Technologies, Inc. (“TTM”) acquired all of the outstanding capital stock of Honeywell Advanced Circuits, Inc. (“HAC”), an indirect subsidiary of Honeywell International, Inc. HAC is a printed circuit board manufacturer with an expertise in high layer counts and specialty materials. Its major customers include Cisco Systems, Sun Microsystems, IBM, Celestica, and Solectron. The purchase price was one dollar. The total cost of the acquisition is approximately $2 million including fees and expenses.

Item 7. Financial Statements, Pro Forma Financial Information, and Exhibits.

(a)	Financial Statements of Business Acquired.

Independent accountants’ report of PricewaterhouseCoopers LLP

Combined Balance Sheets as of September 30, 2002 and December 31, 2001

Combined Statements of Operations for the Nine Months Ended September 30, 2002, and for the Years Ended December 31, 2001 and 2000

Combined Statements of Cash Flows for the Nine Months Ended September 30, 2002, and for the Years Ended December 31, 2001 and 2000

Combined Statements of Changes in Honeywell Investment for the Nine Months Ended September 30, 2002 and the Years Ended December 31, 2001 and 2000

Notes to consolidated financial statements

(b)	Pro Forma Financial Information.

     As of the date of the filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b)(2) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after the date this Current Report must be filed.

(c)	Exhibits.

Exhibit No.	Description of Exhibit

10.15	Stock Purchase Agreement, dated as of December 24, 2002, between Honeywell Electronic Materials, Inc., a Washington corporation and TTM Technologies, Inc., a Washington corporation.

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.

Date: December 26, 2002	By:	/s/ Stacey M. Peterson

	Name: Title:	Stacey M. Peterson Chief Financial Officer and Secretary

3

Honeywell International Inc.
Advanced Circuits
Combined Financial Statements
September 30, 2002 and December 31, 2001 and
2000

Honeywell International Inc.
Advanced Circuits
Index to Combined Financial Statements
September 30, 2002 and December 31, 2001 and 2000

Page
Report of Independent Accountants	F-1
Combined Financial Statements:
Combined Balance Sheets as of September 30, 2002 and December 31, 2001	F-2
Combined Statements of Operations for the Nine Months Ended September 30, 2002 and the Years Ended December 31, 2001 and 2000	F-3
Combined Statements of Cash Flows for the Nine Months Ended September 30, 2002 and the Years Ended December 31, 2001 and 2000	F-4
Combined Statements of Changes in Honeywell Investment for the Nine Months Ended September 30, 2002 and the Years Ended December 31, 2001 and 2000	F-5
Notes to Combined Financial Statements	F6-24

Report of Independent Accountants

To the Board of Directors and Management of
Honeywell International Inc.

We have audited the accompanying combined balance sheets of the Advanced Circuits division (the “Business”) of the Specialty Materials business unit of Honeywell International Inc. (“Honeywell”) as of September 30, 2002 and December 31, 2001 and the related combined statements of operations and of cash flows for the nine months ended September 30, 2002 and for each of the two years in the period ended December 31, 2001. These financial statements are the responsibility of Honeywell’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the accompanying combined financial statements referred to above present fairly, in all material respects, the financial position of the Business at September 30, 2002 and December 31, 2001, and the results of its operations and its cash flows for the nine months ended September 30, 2002 and for each of the two years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

As described in Note 2 to the combined financial statements, effective January 1, 2002, the Business adopted Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangibles.”

The Business, as disclosed in Note 1 and Note 3 to the accompanying combined financial statements, is consolidated into Honeywell and has extensive transactions and relationships with Honeywell and its subsidiaries and affiliates, including financing provided by Honeywell necessary to support the continued operations of the Business. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

/s/ PricewaterhouseCoopers, LLP

December 9, 2002

Honeywell International Inc.
Advanced Circuits
Combined Balance Sheets
As of September 30, 2002 and December 31, 2001
(Dollars in thousands)

	September 30,	December 31,
	2002	2001
Assets
Current assets:
Cash and cash equivalents	$1	$28
Accounts receivable, net	18,379	26,277
Inventories, net	14,052	14,974
Prepaid expenses and other current assets	265	410
Assets held for sale	10,615	—

Total current assets	43,312	41,689
Investments	833	933
Intangible pension asset	667	1,365
Capitalized software, net	575	679
Property, plant and equipment, net	40,535	109,730
Goodwill, net	—	35,920

Total assets	$85,922	$190,316

Liabilities and Honeywell Investment
Current liabilities:
Accounts payable	10,326	15,877
Accrued payroll and related expenses	4,642	5,047
Customer advances	19,003	24,003
Accrued severance and other exit costs	13,105	3,426
Other accrued liabilities	6,357	2,156

Total current liabilities	53,433	50,509
Accrued pension obligation	7,780	6,634
Accrued postretirement obligation	1,934	1,731
Long term note payable	—	76

Total liabilities	63,147	58,950
Commitments and contingencies (Note 15)
Honeywell investment	22,775	131,366

Total liabilities and Honeywell investment	$85,922	$190,316

The accompanying notes are an integral part of these financial statements.

Honeywell International Inc.
Advanced Circuits
Combined Statements of Operations
For the Nine Months Ended September 30, 2002 and For the Years Ended
December 31, 2001 and 2000
(Dollars in thousands)

	September 30,	December 31,	December 31,
	2002	2001	2000
Sales	$103,911	$232,180	$350,030
Sales — related parties	17	—	2,006

Total sales	103,928	232,180	352,036
Cost of goods sold	131,021	242,891	316,438
Selling, general and administrative expense	17,745	35,078	31,057
Severance, impairment and other exit charges	67,957	36,405	—

Income/(loss) from operations	(112,795)	(82,194)	4,541
Interest expense	(3,661)	(5,485)	(3,672)
Interest income	—	51	494

Income/(loss) before income taxes and cumulative effect of accounting change	(116,456)	(87,628)	1,363
Income tax provision	—	(4,996)	(1,279)

Income/(loss) before cumulative effect of accounting change	(116,456)	(92,624)	84
Cumulative effect of accounting change	(35,920)	—	—

Net income/(loss)	$(152,376)	$(92,624)	$84

The accompanying notes are an integral part of these financial statements.

Honeywell International Inc.
Advanced Circuits
Combined Statements of Cash Flows
For the Nine Months Ended September 30, 2002 and For the Years Ended
December 31, 2001 and 2000
(Dollars in thousands)

	September 30,	December 31,	December 31,
	2002	2001	2000
Cash flows from operating activities:
Net income/(loss)	$(152,376)	$(92,624)	$84
Adjustments to reconcile net income/(loss) to cash provided by operating activities:
Depreciation and amortization	11,546	27,357	26,398
Goodwill impairment charge	35,920	—	—
Asset impairment charges	48,870	23,543	—
Changes in assets and liabilities:
Accounts receivable	7,898	27,074	(19,356)
Inventories	922	12,077	(5,126)
Prepaid expenses and other current assets	145	(133)	462
Customer advances	(5,000)	(20,997)	45,000
Accounts payable	(7,061)	(16,960)	(2,495)
Other accrued liabilities	13,475	(1,020)	(1,214)
Pension and postretirement obligations	2,047	4,298	2,702
Deferred income taxes	—	4,996	(1,164)
Additional minimum pension liability	573	(1,471)	(21)

Cash provided by/(used in) operating activities	(43,041)	(33,860)	45,270

Cash flows from investing activities:
Capital expenditures	(4,669)	(15,873)	(28,206)
Disposals of fixed assets	3,037	4,158	2,841

Cash used in investing activities	(1,632)	(11,715)	(25,365)

Cash flows from financing activities:
Notes payable repayments	(76)	(4)	(10)
Increase (decrease) in book overdrafts	1,510	(3,456)	(13,942)
Honeywell investment	43,212	45,380	(2,270)

Cash provided by/(used in) financing activities	44,646	41,920	(16,222)

Net decrease in cash and cash equivalents	(27)	(3,655)	3,683
Cash and cash equivalents, beginning of period	28	3,683	—

Cash and cash equivalents, end of period	$1	$28	$3,683

Supplemental cash flow disclosure:
Interest paid	$4	$6	$6

The accompanying notes are an integral part of these financial statements.

Honeywell International Inc.
Advanced Circuits
Combined Statements of Changes in Honeywell Investment
For the Nine Months Ended September 30, 2002 and For the Years Ended
December 31, 2001 and 2000
(Dollars in thousands)

Honeywell investment, January 1, 2000		$182,288
Net income	$84
Additional minimum pension liability	(21)

Comprehensive income		63
Intercompany activity		(2,270)

Honeywell investment, December 31, 2000		180,081
Net loss	(92,624)
Additional minimum pension liability	(1,471)

Comprehensive income		(94,095)
Intercompany activity		45,380

Honeywell investment, December 31, 2001		131,366
Net loss	(152,376)
Additional minimum pension liability	573

Comprehensive income		(151,803)
Intercompany activity		43,212

Honeywell investment, September 30, 2002		$22,775

Honeywell International Inc.
Advanced Circuits
Notes to Combined Financial Statements
(Dollars in thousands)

1.	Basis of Presentation

Advanced Circuits (the “Business”) is a division of the Specialty Materials business unit of Honeywell International Inc. (“Honeywell”). The Business was acquired by AlliedSignal (now Honeywell) as part of the acquisition of Johnson Matthey Electronics, a division of Johnson Matthey Plc, in August of 1999 (the “Acquisition”). Johnson Matthey Electronics, including both the Advanced Circuits and the Wafer Fabrication Materials businesses, was acquired for approximately $655 million in cash. The acquisition was accounted for under the purchase method of accounting.

The Business is headquartered in Chippewa Falls, WI where the Business currently operates its one production facility. Prior to restructuring the operations in 2001 and 2002 (see note 5), the Business maintained additional production facilities. In 2000, the Business also maintained plants in Roseville, MN and Buffalo, MN and performed other production work in Hopkins, MN, St. Louis Park, MN, and Minnetonka, MN. In 2001, the St. Louis Park facility was completely shut down and production activities at the Minnetonka location were significantly reduced. In 2002, the Business shut down its facilities in Roseville, Buffalo, Hopkins, and Minnetonka.

The Business manufactures and distributes products including printed circuit boards (“PCB“s), complex rigid PCBs, high-layer count/multilayer PCBs, and rapid prototype PCBs. The Business markets these products to manufacturers of computer equipment, telecommunication infrastructure equipment and networking equipment, and contract manufacturers. The business is located in the United States of America with some subcontractor manufacturing located in Taiwan.

These combined financial statements have been prepared as if the Business had operated as a stand-alone entity following carve-out guidance prescribed by the United States Securities and Exchange Commission and present the historical financial position and results of operations and cash flows of the Business previously included in the Honeywell consolidated financial statements. The financial information of the Business included herein is not necessarily indicative of its financial position and its results of operations and cash flows in the future, or of the results which would have been reported if the Business had operated as an unaffiliated enterprise. All transactions and balances between the Business and Honeywell (including other Honeywell business units) are herein referred to as “related party” transactions.

These combined financial statements have been prepared assuming that the Business will continue as a going concern. During the periods presented, the Business has experienced recurring losses and cash outflows from operations. The Business has received significant funding from its parent company, Honeywell. Honeywell management has committed to continue supporting the Business until such time that the Business is sold.

2.	Summary of Significant Accounting Policies

Use of Estimates
The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions including those relating to inventory valuation, valuation of long-lived assets, including assets held for sale, recoverability of deferred tax assets and liabilities for severance

Honeywell International Inc.
Advanced Circuits
Notes to Combined Financial Statements
(Dollars in thousands)

and exit costs, that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at period end and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk
Financial instruments that potentially expose the Business to a concentration of credit risk consist primarily of accounts receivable. The Business does not require collateral from its customers. To minimize this risk, ongoing credit evaluations of customers’ financial condition are performed and a provision for uncollectible accounts is maintained. Sales to 5 individual customers comprised in excess of 10% of sales for the nine months ended September 30, 2002 or for the years ended December 31, 2001 or 2000.

Customer	2002	2001	2000
A	31.3%	20.2%	17.7%
B	31.2%	24.2%	20.0%
C	4.4%	15.0%	28.0%
D	8.2%	12.0%	8.4%
E	6.2%	12.3%	2.2%

	81.3%	83.7%	76.3%

Financial Instruments
The carrying value of the Business’s financial instruments, comprising cash and cash equivalents, accounts receivable, long-term borrowings, accounts payable and accrued liabilities, approximate their fair values.

Cash and Cash Equivalents Cash and cash equivalents include cash on hand and on deposit.

Inventories
Inventories are valued at market, which is lower than average cost. Provisions have been recorded to reduce all slow-moving, obsolete, or unusable inventories to their estimated useful or scrap values.

Property, Plant and Equipment
The Business obtained an external valuation of its property, plant and equipment as of August 1999, the date of the Acquisition, and recorded all property, plant, and equipment at their respective fair values at that time. Property, plant and equipment acquired subsequent to the Acquisition is recorded at cost. Property, plant and equipment is depreciated over the estimated useful lives of the assets using the straight-line method. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation is removed from the accounts and any resulting gain or loss is credited or charged to income. Repairs and maintenance costs are expensed as incurred.

Honeywell International Inc.
Advanced Circuits
Notes to Combined Financial Statements
(Dollars in thousands)

Goodwill
Goodwill represents the excess purchase price over the fair value of identifiable net assets of acquired businesses accounted for as purchases and prior to January 1, 2002 was amortized on a straight-line basis over 20 years.

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets,” beginning January 1, 2002, the Business ceased amortizing goodwill. The Business recorded goodwill amortization expense of $2,035 in 2001 and 2000. Under the provisions of SFAS No. 142, goodwill is no longer amortized but rather tested for impairment at least annually and upon the occurrence of a triggering event. Under SFAS No. 142, goodwill impairment is deemed to exist if the net book value of a reporting unit exceeds its estimated fair value. The Business operates in one operating segment and, therefore, represents one reporting unit. The SFAS No. 142 methodology for determining goodwill impairment described above differs from the Business’s previous policy of using undiscounted cash flows on an enterprise-wide basis to determine if goodwill is recoverable.

The following table sets forth the Business’s results had SFAS No. 142 been applied to the prior-period financial statements presented herein:

	December 31,	December 31,
	2001	2000
Reported net income/(loss)	$(92,624)	$84
Add back: Goodwill amortization	2,035	2,035

Adjusted net income/(loss)	$(90,589)	$2,119

Upon adoption of this standard effective January 1, 2002, the Business recorded a $35,920 charge to write off the carrying value of its goodwill reflected as a cumulative effect of a change in accounting principle in the accompanying Combined Statements of Operations. In calculating the impairment charge, the fair value of the impaired reporting unit was estimated using a discounted cash flow methodology.

Investments
The Business has a 12.375% interest in the American Tax Credit Corporate Fund, L.P., a limited partnership organized to invest in other limited partnerships or limited liability companies. These other limited partnerships and limited liability companies own and operate apartment complexes that are expected to qualify for the federal housing tax credit. Following the guidance set forth by EITF No. 94-1 “Accounting for Tax Benefits Resulting from Investments in Affordable Housing Projects,” the Business accounts for this investment using the cost method of accounting. Under the cost method, the Business initially recorded the investment in the partnership at cost of contributed capital and amortizes any excess of the carrying amount of the investment over its estimated residual value during the periods in which tax credits are allocated to the Business. Annual amortization is based on the proportion of tax credits received in the current year to total estimated tax credits to be allocated to the Business. The investment is reviewed periodically for impairment. The carrying value of the investment was $833 and $933 as of September 30, 2002 and December 31, 2001, respectively. Amortization expense of $100, $133, and $133 was

Honeywell International Inc.
Advanced Circuits
Notes to Combined Financial Statements
(Dollars in thousands)

included in Selling, general and administrative expenses for the nine months ended September 30, 2002 and for the years ended December 31, 2001 and 2000, respectively.

Long-Lived Assets
In accordance with SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of,” management periodically evaluates the recoverability of the carrying amount of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. An impairment has occurred when the undiscounted expected future cash flows derived from an asset are less than its carrying value. Impairment losses are measured as the amount by which the carrying value of an asset exceeds its fair value and are recognized in operating results. The Business also periodically evaluates the estimated useful lives of long-lived assets and periodically revises such estimates based on current events.

In October 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 superseded SFAS No. 121, and the accounting and reporting provisions for the disposal of a segment of business contained in APB Opinion No. 30 “Reporting the Effects of a Disposal of a Segment of a Business, and Extraordinary, Unusual, and Infrequently Occurring Events and Transactions.” SFAS No. 144 established a single accounting model for long-lived assets to be disposed of by sale and broadened the presentation of discontinued operations. The Business adopted SFAS No. 144 effective January 1, 2002. Under SFAS No. 144, the Business periodically evaluates its long-lived assets for impairment, recognizes an impairment loss only if the carrying value of a long-lived asset is not recoverable from its undiscounted cash flows and measures the impairment loss as the difference between the carrying amount and the fair value of the asset. See Note 5.

Revenue Recognition
Revenue is recognized when a written agreement exists, the product has been shipped, pricing is fixed or determinable and collection is reasonably assured. The Business’s customers include original equipment manufacturers and contract manufacturers. Shipping terms on direct product sales are FOB shipping point. Additionally, the Business uses subcontracted manufacturers for the production of certain printed circuit boards with less than 12 layers. In these cases, revenue is recognized when product is shipped from the subcontracted manufacturer to the customer. The Business acts as a principal in these transactions and records revenue on a gross basis.

The Business maintains agreements with several customers to operate an inventory hub at the customer site or at a third-party warehouse facility. As of September 30, 2002, the Business operated active hub agreements at 7 customer locations. According to the terms of the hub agreements, the Business agrees to ship inventory on a pre-determined frequency based on forecasts provided by the customer. The Business retains title to the inventory until it is pulled from the hub, at which time revenue is recognized.

Research, Development and Engineering Expenses
Research, development and engineering costs for company-sponsored research and development projects are expensed as incurred and amounted to $1,755, $3,914 and $3,320 for the nine months ended September 30, 2002 and for the years ended December 31, 2001 and 2000, respectively.

Honeywell International Inc.
Advanced Circuits
Notes to Combined Financial Statements
(Dollars in thousands)

Income Taxes
The Business is included in the consolidated U.S. federal, state and local income tax returns of Honeywell. In preparing its combined financial statements, the Business has determined its tax provision on a separate return basis. Deferred tax liabilities or assets reflect the impact of temporary differences between amounts of assets and liabilities for financial and tax reporting. Such amounts are subsequently adjusted, as appropriate, to reflect changes in tax rates expected to be in effect when the temporary differences reverse.

Honeywell Investment
The Honeywell investment account includes the cumulative intercompany activity from transactions, cost allocations, intercompany debts, cash management and other charges and credits, between the Business and Honeywell (and its other business units) as well as accumulated losses.

New Accounting Pronouncements
In June 2002, the FASB issued SFAS No. 146, “Accounting for Exit or Disposal Activities.” SFAS No. 146 addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to the guidance in EITF Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” The scope of SFAS No. 146 also includes (1) costs related to terminating a contract that is not a capital lease, (2) termination benefits that employees who are involuntarily terminated receive under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract and (3) costs to consolidate facilities or relocate employees. SFAS No. 146 is effective for any exit or disposal activities that are initiated after December 31, 2002. The adoption of SFAS No. 146 will impact the measurement and timing of recognition of costs associated with any exit or disposal activity of the business after December 31, 2002.

In June 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations.” SFAS No. 143 addresses financial accounting and reporting for legal obligations associated with the retirement of tangible long-lived assets and the associated retirement costs that result from the acquisition, construction, or development and normal operation of a long-lived asset. Upon initial recognition of a liability for an asset retirement obligation, the new standard requires an increase in the carrying amount of the related long-lived asset. The asset retirement cost is subsequently allocated to expense using a systematic and rational method over the asset’s useful life. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. Management does not expect that the adoption of this statement will have a material impact on the Business’s financial position or results of operations.

3.	Related Party Transactions and Allocations

Cash Management
The Business utilizes Honeywell centralized cash management services for the majority of its operating locations. Under this arrangement, the Business’s cash receipts are collected and its cash disbursements are funded by Honeywell on a daily basis. Net activity between Honeywell and the Business is reflected in the Honeywell investment account. Cash management charges,

Honeywell International Inc.
Advanced Circuits
Notes to Combined Financial Statements
(Dollars in thousands)

net of capitalized interest, have been reflected as interest expense in the Combined Statements of Operations.

Honeywell Corporate and Business Services Charges
Honeywell allocates costs associated with certain corporate overhead, such as risk management, human resources, corporate law, corporate finance and accounting, treasury and public affairs to its business units through a corporate assessment charge which is generally allocated based on sales or net investment. Charges from Honeywell for such costs have been included in cost of goods sold and selling, general and administrative expense in the Combined Statements of Operations.

Honeywell Business Services provides various information systems assistance, employee payroll processing, travel and expense processing, accounts payable, payment processing, general ledger maintenance and project tracking assistance to the Business and other related units. These costs are invoiced through intercompany charges to the Business based on certain criteria, including invoices or checks processed, headcount, general ledger line items maintained, predetermined rates or on actual services provided. Charges from Honeywell Business Services for such costs have been included in selling, general and administrative expense in the Combined Statements of Operations.

The total costs allocated to the Business for the nine months ended September 30, 2002 and for the years ended December 31, 2001 and 2000 were as follows:

	2002	2001	2000
Cost of goods sold	$4,013	$8,983	$6,527
Selling, general and administrative expense	7,960	16,319	14,475
Interest expense	3,661	5,485	3,672

	$15,634	$30,787	$24,674

Management believes that the methods utilized to charge costs to the Business, as discussed above, are reasonable. However, the terms of transactions, including allocated costs, may differ from those that would result from transactions with unrelated parties.

4.	Cisco Agreement

In November 2000, the Business entered into a Capacity Agreement (the “Agreement”) with Cisco Systems Inc. and Cisco Systems International BV (“Cisco”), which became effective on January 28, 2001. According to the terms of the Agreement, Cisco made a cash prepayment in the amount of $45,000 to reserve manufacturing capacity over the term of the Agreement, which is two years with an automatic three-month renewal option. The Business recorded the prepayment as Customer Advances. Under the terms of the Agreement, Cisco guarantees to order certain minimum volumes of product from the Business at predetermined prices each quarter or the Business would be entitled to deduct any shortfall from such minimum guarantees from the prepayment amount.

Honeywell International Inc.
Advanced Circuits
Notes to Combined Financial Statements
(Dollars in thousands)

The Business recognized revenues in the amount of $5,000 and $20,997 during the nine months ended September 30, 2002 and the year ended December 31, 2001, respectively. The amounts recognized reflect sales to Cisco and shortfalls relative to the guaranteed minimum purchase amounts. A Customer Advances balance of $19,003 remains at September 30, 2002.

On December 6, 2002, the Business and Cisco signed an agreement requiring the Business to repay $15,000 of the remaining $19,003 prepayment. The agreement also entitles Cisco to a 3% rebate not to exceed $5,000 cumulatively on future purchases from the Business, net of shipping, taxes, returns and outstanding receivables.

5.	Severance, Impairment and Other Exit Charges

The 2001 Severance, impairment and other exit charges consist of the following:

		Other Exit	Impairment
	Severance	Charges	Charge	Total
2001 Charge	$10,159	$2,703	$23,543	$36,405
Utilization	(7,964)	(1,472)	(23,543)	(32,979)

Accrued at 12/31/01	2,195	1,231	—	3,426
Utilization	(2,148)	(363)	—	(2,511)

Accrued at 9/30/02	$47	$868	$—	$915

Total number of employees to be terminated	879
Less: Number of employees terminated in 2001	(869)

Number of employees remaining to be terminated at 12/31/01	10
Less: Number of employees terminated in 2002	(10)

Number of employees to be terminated at 9/30/02	—

During 2001, the Business recorded a charge of $36,405 as operating expense, of which $915 and $3,426 remained accrued as of September 30, 2002 and December 31, 2001, respectively. The charge consisted of employee termination benefits associated with involuntary employee terminations and other exit costs accounted for in accordance with EITF No. 94-3 and Staff Accounting Bulletin (“SAB”) No. 100, Restructuring and Impairment Charges. These costs resulted from the implementation of the Business’s strategy to reduce infrastructure costs by eliminating employee headcount, consolidating operations and reducing office space through the shutdown of the St. Louis Park and Hopkins facilities, as well repositioning of the Minnetonka and Roseville facilities. Involuntary termination costs were accrued after a plan had been approved and the required communications had been made. The other exit costs of $2,703 were incremental and related primarily to existing contractual lease obligations that do not have any future economic benefit.

In connection with the 2001 restructuring actions, the Business recorded a charge of $10,159 for severance payments related to workforce reductions, which included 855 manufacturing positions and 24 sales and other administrative positions. These actions were fully completed prior to

Honeywell International Inc.
Advanced Circuits
Notes to Combined Financial Statements
(Dollars in thousands)

September 30, 2002, although some cash payments will continue to be made after this date to employees who have already been terminated.

In connection with the shutdown of the St. Louis Park and Hopkins facilities, and the repositioning of the Minnetonka and Roseville facilities, the Business incurred charges of $23,543 associated with the write-down of property, plant and equipment. These assets became impaired as a result of management’s decision to close down the operations at the St. Louis Park facility and to transfer production and administrative functions between facilities and consolidate them. As a result of these actions, certain equipment became redundant and was disposed of.

The 2002 Severance, impairment and other exit charges consist of the following:

		Other Exit	Impairment
	Severance	Charges	Charge	Total
2002 Charge	$13,308	$5,779	$48,870	$67,957
Utilization	(6,387)	(510)	(48,870)	(55,767)

Accrued at 9/30/02	$6,921	$5,269	$—	$12,190

Total number of employees to be terminated	867
Less: Number of employees terminated in 2002	(752)

Number of employees to be terminated at 9/30/02	115

During 2002, the Business recorded a charge of $67,957 as operating expense, of which $12,190 remained accrued as of September 30, 2002. The restructuring costs consisted of employee termination benefits associated with involuntary employee terminations and other exit costs accounted for in accordance with EITF No. 94-3 and SAB No. 100. These costs resulted from the implementation of the Business’s strategy to reduce infrastructure costs by further eliminating employee headcount, consolidating operations and reducing office space through the shutdown of the Minnetonka, Roseville, and Buffalo facilities. Following the completion of the 2002 actions, all remaining production and administrative functions are based in Chippewa Falls, WI. Involuntary termination costs were accrued after a plan was approved and the required communications were made. The other exit costs of $5,779 represent the remaining lease payments and the costs required to restore the leased facilities to their original condition to be incurred pursuant to existing contractual lease obligations that do not have any future economic benefit.

As part of the 2002 restructuring charge of $67,957, the Business recorded a charge of $13,308 for severance payments related to global workforce reductions. Global workforce reductions included 800 manufacturing positions and 67 sales and other administrative positions. Management expects these actions to be fully completed by the end of 2002.

In connection with the shutdown of the Buffalo, Minnetonka, and Roseville facilities, the Business incurred charges of $48,870 associated with the write-down of fixed assets, which became impaired following the consolidation of production and administrative functions in Chippewa Falls. During 2002, the Business classified property, plant and equipment with a net book value of $10,615 as Assets held for sale in accordance with the requirements in SFAS No.

Honeywell International Inc.
Advanced Circuits
Notes to Combined Financial Statements
(Dollars in thousands)

144.	These assets have been stated at their fair value less estimated selling costs and a qualifying plan to sell them was in place as of September 30, 2002. The Assets held for sale are comprised of buildings, fixtures and leaseholds of $4,315 and machinery, office furniture and equipment of $6,300.

6.	Accounts Receivable, Net

Accounts receivable, net as of September 30, 2002 and December 31, 2001 consisted of the following:

	2002	2001
Trade receivables	$18,250	$26,406
Other receivables	198	109

	18,448	26,515
Less — allowance	(69)	(238)

	$18,379	$26,277

7.	Inventories, Net

Inventories, net as of September 30, 2002 and December 31, 2001 consisted of the following:

	2002	2001
Raw materials	$2,309	$2,856
Work-in-process	7,529	9,041
Finished goods	9,530	11,837

	19,368	23,734
Less — excess and obsolescence reserve	(5,316)	(8,760)

	$14,052	$14,974

Honeywell International Inc.
Advanced Circuits
Notes to Combined Financial Statements
(Dollars in thousands)

8.	Property, Plant and Equipment, Net

Property, plant and equipment, net as of September 30, 2002 and December 31, 2001 consisted of the following:

	Estimated
	Useful Lives
	(Years)	2002	2001
Land		$290	$850
Buildings, fixtures and leaseholds	40	9,951	21,903
Machinery, office furniture and equipment	3-16	53,114	123,020
Construction-in-progress		750	4,856

		64,105	150,629
Less — accumulated depreciation		(23,570)	(40,899)

		$40,535	$109,730

Depreciation expense amounted to $11,156, $24,976, and $24,047 for the nine months ended September 30, 2002, and the years ended December 31, 2001 and 2000, respectively.

9.	Goodwill

Goodwill, net as of September 30, 2002 and December 31, 2001 consisted of the following:

	2002	2001
Goodwill	$—	$40,703
Less — accumulated amortization	—	(4,783)

	$—	$35,920

Goodwill amortization $2,035 for each of the years ended December 31, 2001 and 2000. Upon adoption of SFAS No. 142 effective January 1, 2002, the Business recorded a $35,920 charge to write off goodwill. See Note 2.

Honeywell International Inc.
Advanced Circuits
Notes to Combined Financial Statements
(Dollars in thousands)

10.	Capitalized Software, net

Capitalized Software, net as of September 30, 2002 and December 31, 2001 consisted of the following:

	2002	2001
Capitalized software costs	$1,322	$1,418
Accumulated amortization	(747)	(739)

	$575	$679

Amortization expense for the nine months ended September 30, 2002, and for the years ended December 31, 2001 and 2000 was $290, $213, and $183, respectively.

The Business accounts for software development costs, which includes purchased software and internal development costs, in accordance with the American Institute of Certified Public Accountants Statement of Position No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.” These costs are amortized over a period of three years.

11.	Accrued Payroll and Related Expenses

Accrued payroll and related expenses as of September 30, 2002 and December 31, 2001 consisted of the following:

	2002	2001
Payroll, vacation and holiday	$3,027	$2,710
Bonus	277	477
Other accrued benefits	1,338	1,860

	$4,642	$5,047

Honeywell International Inc.

Advanced Circuits
Notes to Combined Financial Statements
(Dollars in thousands)

12.	Income Taxes

The income tax provision has been calculated on a separate return basis. The following table presents the provision for income taxes:

	2002	2001	2000

Current:
Federal	—	—	—
State	—	—	(25)

	—	—	(25)
Deferred:
Federal	—	(4,398)	(1,050)
State	—	(598)	(204)

	—	(4,996)	(1,254)

Net income tax provision	—	(4,996)	(1,279)

The principal items accounting for the difference in income tax provision computed at the U.S. statutory rate and as recorded on an overall basis for the nine months ended September 30, 2002, and the years ended December 31, 2001 and 2000 are as follows:

	2002	2001	2000

Statutory U.S. federal income tax rate	(35.0%)	(35.0%)	35.0%
State taxes, net	(3.3)	(3.2)	11.4
Non-deductible amortization	—	1.0	62.2
Tax credits	(0.2)	(0.3)	(21.1)
Valuation allowance	38.5	43.6	—
All other items, net	—	(0.4)	5.9

	0.0%	5.7%	93.4%

Honeywell International Inc.

Advanced Circuits
Notes to Combined Financial Statements
(Dollars in thousands)

The Business’s deferred tax assets and liabilities are comprised of the following at September 30, 2002 and December 31, 2001:

	2002	2001

Deferred tax assets:
Inventory valuation reserves	$1,805	$3,353
Pension and accrued employee expenses	2,993	2,558
Other accrued expenses	6,633	2,532
Postretirement benefits other than pensions	740	663
Property, plant and equipment basis differences	2,078	—
Net operating losses	73,436	46,740

	87,685	55,846
Deferred tax liabilities:
Property, plant and equipment basis differences	—	(15,936)
Other items	(408)	—

	(408)	(15,936)

	87,277	39,910
Less — valuation allowance	(87,277)	(39,910)

Net deferred tax asset	$—	$—

The deferred tax asset attributable to the net operating losses was determined as though the Business was a stand-alone entity and does not necessarily reflect the losses available to the Business in the future. In 2000, no valuation allowance was established for deferred tax assets because management’s forecasts at the time supported their realizability. In 2001, a full valuation allowance was established for net operating losses and other deferred tax assets as the Business does not consider their realization to be more likely than not on a stand-alone basis.

The Business may be potentially liable to open tax years under taxing authority examinations arising from the operations of the Business.

13.	Pension and Other Postretirement Benefits

Certain employees of the Business participate in defined benefit pension plans covering Honeywell employees. Plan benefits are generally based on years of service and the employee’s compensation prior to retirement.

Honeywell’s retiree medical programs cover employees who retire with pension eligibility for hospital, professional, and other medical services (programs) including the Business’s eligible retired employees. Most of the programs require deductibles and co-payments and virtually all are integrated with Medicare. Retiree contributions are generally required based on coverage type, plan and Medicare eligibility.

These combined financial statements represent the pension and retiree medical results for the Business and were developed using a “fresh start” approach as of January 1, 2000. Under this

Honeywell International Inc.

Advanced Circuits
Notes to Combined Financial Statements
(Dollars in thousands)

“fresh start” approach, the retiree obligations were determined based on Honeywell’s entire plan as of January 1, 2002, 2001 and 2000. Prior service costs and actuarial gains and losses have been accumulated based on events occurring since 2000 only. Events occurring prior to 2000 have not been included. This approach reflects actual results for the Business only during that time and does not include an allocation from any other Honeywell business units.

The status of the Business’s defined benefit pension and post-retirement benefit plans at September 30, 2002 and December 31, 2001:

	Pension Benefits		Other Post-Retirement Benefits

	September 30,	December 31,	September 30,	December 31,
	2002	2001	2002	2001

Reconciliation of benefit obligation:
Obligation at January 1	$16,028	$11,117	$1,537	$1,596
Service cost	1,396	2,227	111	141
Interest cost	831	874	119	134
Amendments	—	370	—	—
Actuarial (gain) loss	456	2,749	—	(327)
Benefits paid	(42)	(109)	(19)	(7)
Curtailments	(1,867)	(1,200)	—	—

Obligation at period end	16,802	16,028	1,748	1,537

Reconciliation of fair value of plan assets:
Fair value at January 1	5,232	5,505	—	—
Actual return on plan assets	(530)	(164)	—	—
Benefits paid	(42)	(109)	—	—

Fair value at period end	4,660	5,232	—	—

Funded status:
Balance at	(12,142)	(10,796)	(1,748)	(1,537)
Unrecognized prior service cost	667	1,365	15	17
Unrecognized net actuarial (gain) loss	5,281	5,654	(201)	(211)

Net amount recognized at period end	(6,194)	(3,777)	(1,934)	(1,731)

Amount recognized on the Balance Sheet consist of:
Accrued benefit liability	(7,780)	(6,634)
Intangible asset	667	1,365
Accumulated other comprehensive income	919	1,492

Net amount recognized at period end	(6,194)	(3,777)

Honeywell International Inc.

Advanced Circuits
Notes to Combined Financial Statements
(Dollars in thousands)

The components of net periodic benefit cost for the nine months ended September 30, 2002 and for the years ended December 31, 2001 and 2000 are as follows:

	Pension Benefits			Other Postretirement Benefits

	September 30,	December 31,	December 31,	September 30,	December 31,	December 31,
	2002	2001	2000	2002	2001	2000

Service cost	$1,396	$2,227	$1,410	$111	$141	$137
Interest cost	831	874	368	119	134	114
Expected return on assets	(508)	(780)	(461)	—	—	—
Amortization of:
Prior service cost	93	129	—	2	2	1
Actuarial (gain) loss	1	(95)	(96)	(10)	—	—
Recognition of settlements and curtailments	605	200	—	—	—	—

Total net periodic benefit cost	2,418	2,555	1,221	222	277	252

Honeywell International Inc.

Advanced Circuits
Notes to Combined Financial Statements
(Dollars in thousands)

The weighted-average assumptions used in the measurement of pension benefit obligation were as follows:

	September 30,	December 31,	December 31,
	2002	2001	2000

Discount rate	7.00%	7.25%	7.75%
Expected return on plan assets	9.00%	10.00%	10.00%
Rate of compensation increase	4.00%	4.00%	4.00%

The assumptions used in the measurement of postretirement benefit obligations other than pensions were as follows:

	September 30,	December 31,	December 31,
	2002	2001	2000

Discount rate	7.00%	7.25%	7.75%
Health care cost trend on covered charges	8.25%	8.25%	8.25%

The assumed rate of future increases in per capita cost of covered health benefits was 8.25% in 2000 and remains constant thereafter.

Assumed health care costs trend rates have a significant effect on the health care plan. A one percentage point change in assumed health care costs trend rates for 2002 would have the following effects:

1% increase
Effect on total service and interest cost components	$1
Effect on postretirement benefit obligation	10
1% decrease
Effect on total service and interest cost components	(2)
Effect on postretirement benefit obligation	(17)

14.	Employee Stock Option Plan

The Business has no separate employee stock option plan; however, certain employees of the Business participate in Honeywell’s Stock Option Plan for the grant of stock options at an exercise price which is 100% of the fair market value of the option on the date of grant. The plan provides that stock options generally become exercisable over a three-year period after their date of grant. The stock options terminate ten years from the date of grant.

Honeywell International Inc.

Advanced Circuits
Notes to Combined Financial Statements
(Dollars in thousands)

The following summarizes information about stock option activity for the nine months ended September 30, 2002, and the years ended December 31, 2001 and 2000:

		Weighted-
	Number	Average
	of	Exercise
	Options	Price

Outstanding at January 1, 2000	76,781	$44.54
Granted	17,000	$42.32
Exercised	(12,325)	$17.93
Cancelled	(9,000)	$62.04

Outstanding at December 31, 2000	72,456	$46.37
Granted	80,300	$36.27
Cancelled	(2,260)	$41.96

Outstanding at December 31, 2001	150,496	$40.51
Cancelled	(34,565)	$42.82

Outstanding at September 30, 2002	115,931	$40.52

SFAS No. 123, “Accounting for Stock-Based Compensation,” requires that the cost of stock-based compensation be measured using a fair value based method. As permitted by SFAS No. 123, the Business elected to continue to account for stock-based compensation using the intrinsic value based method under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.” Accordingly, no compensation cost has been recognized for the stock option plan. Had compensation cost for the stock options awarded to the employees of the Business been determined based on the fair value at the grant date under the stock option plan, consistent with the methodology prescribed under SFAS No. 123, the net income of the Business would have decreased on a pro forma basis by $214, $303 and $226 for the nine months ended September 30, 2002, and the years ended December 31, 2001 and 2000, respectively.

Honeywell International Inc.

Advanced Circuits
Notes to Combined Financial Statements
(Dollars in thousands)

The weighted-average fair value of stock options granted in 2001 and 2000 was estimated at $13.82 and $14.62, respectively using the Black-Scholes option-pricing model using the following assumptions:

	2001	2000

Historical volatility	40.9%	27.8%
Risk-free rate of return	5.2%	6.4%
Historical dividend yield	1.5%	1.4%
Expected life (years)	5	5

There were no stock options granted in the nine months ended September 30, 2002.

The following table summarizes information about stock options outstanding and exercisable at September 30, 2002:

					Weighted-
		Weighted-	Weighted-		Average
Range of	Number	Average	Exercise	Number	Exercise
Exercise Prices	Outstanding	Life	Price	Exercisable	Price

$13.91 - $25.32	7,575	3.2	$24.77	7,575	$24.77
$33.88 - $36.47	71,960	8.0	$36.12	45,200	$36.08
$41.41 - $45.72	19,395	6.6	$43.33	17,985	$43.14
$61.03 - $63.00	17,001	7.1	$62.97	14,001	$62.96

	115,931	7.3	$40.52	84,761	$41.01

The weighted-average life represents the average remaining contractual life in years.

15.	Commitments and Contingencies

The Business is subject to various lawsuits, investigations and claims with respect to matters such as product liability, governmental and environmental regulations arising out of the normal course of business. Although we do not currently possess sufficient information to reasonably estimate the amounts of liabilities to be recorded upon future completion of investigations, litigation, or settlements, and neither the timing nor the amount of the ultimate costs associated with these matters can be determined, they could be material to the financial position or results of operations the Business.

Honeywell International Inc.

Advanced Circuits
Notes to Combined Financial Statements
(Dollars in thousands)

The Business leases certain buildings and equipment under operating lease agreements. Total rental expense under operating leases was $866, $999 and $2,715 for the nine months ended September 30, 2002, and for the years ended December 31, 2001 and 2000, respectively. Future minimum lease payments under operating leases having initial or remaining noncancelable lease terms in excess of one year are as follows:

Operating
Leases

Three months ending December 31, 2002	$521
2003	1,416
2004	1,340
2005	804
2006	29
Thereafter	—

$3,589

16.	Geographic Information

The Business operates primarily in one industry segment, that being the manufacture and sale of printed circuit boards. Financial information by geographic areas for the nine months ended September 30, 2002 and for the years ended December 31, 2001 and 2000, was as follows:

	2002	2001	2000

Total sales:
United States	$44,215	$152,361	$283,050
Brazil	5,461	13,132	30,445
Italy	10,942	19,194	8,880
Canada	7,960	11,419	—
Mexico	6,284	10,790	—
Other	29,066	25,284	29,661

	$103,928	$232,180	$352,036

Total sales are classified according to their country of destination.

17.	Subsequent Events (Unaudited)

In November of 2002, the Business recorded a $2,955 charge related to the involuntary termination of approximately 200 employees.

On December 26 2002, TTM Technologies, Inc. (“TTM”) acquired all of the outstanding capital stock of the Business from Honeywell International Inc. for one dollar. TTM is a manufacturer of complex printed circuit boards used in sophisticated electronic equipment.

EXHIBIT INDEX

Exhibit 10.15	Stock Purchase Agreement, dated as of December 24, 2002, between Honeywell Electronic Materials, Inc., a Washington corporation and TTM Technologies, Inc., a Washington corporation.